UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2012

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

Gulfport Energy Corporation (“Gulfport”) previously reported in a Current Report on Form 8-K that it and certain of its subsidiaries, as guarantors, entered into a Purchase Agreement on October 12, 2012 (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative (the “Representative”) of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). Under the Purchase Agreement, Gulfport agreed to sell $250.0 million in aggregate principal amount of its 7.750% Senior Notes Due 2020 (the “Notes”) to the Initial Purchasers for resale under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), at an issue price of 98.534%. The offering of the Notes (the “Note Offering”) closed on October 17, 2012. A description of the material terms of the Purchase Agreement, as well as the material relationships with certain Initial Purchasers, is included in Gulfport’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2012.

Indenture

The Notes were issued under an indenture, dated as of October 17, 2012, among Gulfport, subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as the trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 7.750% per annum on the outstanding principal amount from October 17, 2012, payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2013.

The Notes are Gulfport’s senior unsecured obligations and will rank equally in the right of payment with all of Gulfport’s other senior indebtedness and senior in right of payment to any of Gulfport’s future subordinated indebtedness. All of Gulfport’s existing and future restricted subsidiaries that guarantee its secured revolving credit facility or certain other debt guarantee the Notes, provided, however, that the Notes are not guaranteed by Grizzly Holdings, Inc. and will not be guaranteed by any of Gulfport’s future unrestricted subsidiaries. The guarantees will rank equally in the right of payment with all of the senior indebtedness of the subsidiary guarantors and senior in the right of payment to any future subordinated indebtedness of the subsidiary guarantors. The notes and the guarantees are effectively subordinated to all of Gulfport’s and the subsidiary guarantors’ secured indebtedness (including all borrowings and other obligations under Gulfport’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities of any of Gulfport’s subsidiaries that do not guarantee the Notes.

Gulfport may redeem some or all of the Notes at any time on or after November 1, 2016, at the redemption prices listed in the Indenture. Prior to November 1, 2016, Gulfport may redeem the Notes at a price equal to 100% of the principal amount plus a “make-whole” premium. In addition, prior to November 1, 2015, Gulfport may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings, provided that at least 65% of the aggregate principal amount of the Notes initially issued remains outstanding immediately after such redemption.

If Gulfport experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Gulfport sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Gulfport’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make distributions on capital stock, prepay subordinated indebtedness, sell assets including capital stock of restricted subsidiaries, agree to payment restrictions affecting Gulfport’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Gulfport’s subsidiaries as unrestricted subsidiaries.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Note Offering, Gulfport and its subsidiary guarantors entered into a Registration Rights Agreement with the Representative, dated as of October 17, 2012 (the “Registration Rights Agreement”), under which Gulfport agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Gulfport also agreed to use its commercially reasonable efforts to have the registration statement declared effective by the SEC on or prior to the 330th day after the issue date of the Notes and to consummate the exchange offer 35 days after effectiveness. Gulfport may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Gulfport fails to satisfy these obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Sixth Amendment to Credit Agreement

Effective as of October 17, 2012, Gulfport, as borrower, The Bank of Nova Scotia, as administrative agent and letter of credit issuer and lead arranger, Amegy Bank National Association, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto entered into a sixth amendment (the “Sixth Amendment”) to Gulfport’s Credit Agreement, dated as of September 30, 2010, as subsequently amended, among Gulfport, The Bank of Nova Scotia, as administrative agent and letter of credit issuer, and certain lenders and agents party thereto (as so amended, the “Credit Agreement”). The Sixth Amendment lowered the Applicable Rate set forth in the Credit Agreement (i) from a range of 1.00% to 1.75% to a range of 0.75% to 1.50% for the base rate loans and (ii) from a range of 2.00% to 2.75% to a range of 1.75% to 2.50% for the Eurodollar rate loans and letters of credit. The Sixth Amendment also lowered the commitment fees for Level 1 and Level 2 usage levels, in each case, from 0.50% per annum to 0.375% per annum.

Also, effective as of October 17, 2012, in connection with Gulfport’s completion of the Note Offering and the previously reported contribution of Gulfport’s oil and natural gas interests in the Permian Basin to Diamondback Energy, Inc., Gulfport’s borrowing base under the Credit Agreement was reduced to $45.0 million until the next borrowing base redetermination.

An affiliate of Scotia Capital (USA) Inc. acts as administrative agent, letter of credit issuer and sole lead manager, and affiliates of each of Credit Suisse (USA) LLC, Deutsche Bank Securities, Inc., IBERIA Capital Partners L.L.C. and KeyBanc Capital Markets Inc. act as lenders, under the Credit Agreement and received a portion of the net proceeds from the Note Offering. Amegy Bank National Association is also a lender under the Credit Agreement and acted as a financial advisor to Gulfport in connection with the Note Offering. Certain lenders under the Credit Agreement or their affiliates have entered, and may in the future enter, into hedging transactions with Gulfport or its affiliates, in the ordinary course of business, for which they have received and will receive customary compensation.

The preceding summary of the Sixth Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to Gulfport’s stockholders is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

4.1	Indenture, dated as of October 17, 2012, among Gulfport Energy Corporation, subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Gulfport Energy Corporation’s 7.750% Senior Note Due November 1, 2020).

4.2	Registration Rights Agreement, dated as of October 17, 2012, among Gulfport Energy Corporation, subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1	Sixth Amendment to Credit Agreement, effective as of October 17, 2012, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent and letter of credit issuer and lead arranger, and certain lenders and agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: October 23, 2012	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer

Exhibit Index

Number	Exhibit

4.1	Indenture, dated as of October 17, 2012, among Gulfport Energy Corporation, subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Gulfport Energy Corporation’s 7.750% Senior Note Due November 1, 2020).

4.2	Registration Rights Agreement, dated as of October 17, 2012, among Gulfport Energy Corporation, subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1	Sixth Amendment to Credit Agreement, effective as of October 17, 2012, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent and letter of credit issuer and lead arranger, and certain lenders and agents party thereto.